UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2004

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor Los Angeles, California	90045-6430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 342-5000

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders.

As described under Item 8.01 below, on December 22, 2004, California Pizza Kitchen, Inc., a California corporation (“CPK California”), consummated a merger (the “Reincorporation”) with and into its wholly owned subsidiary, California Pizza Kitchen, Inc., a Delaware corporation (“CPK Delaware”). As a result of the Reincorporation, the registrant is now a Delaware corporation.

As provided by the Agreement and Plan of Merger, each outstanding share of CPK California common stock, par value $0.01 per share, was automatically converted into one share of CPK Delaware common stock, par value $0.01 per share, at the time the Reincorporation became effective. Each stock certificate representing issued and outstanding shares of CPK California common stock continues to represent the same number of shares of CPK Delaware common stock. The constituent instruments defining the rights of holders of the registrant’s common stock will now be the Certificate of Incorporation and Bylaws of the registrant, which are filed as exhibits to this Current Report on Form 8-K, rather than the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of CPK California. After the Reincorporation, Delaware corporate law will generally be applicable in the determination of the rights of stockholders under state corporate laws.

The California Pizza Kitchen, Inc. Employee Stock Purchase Plan has been amended to reflect the change in corporate domicile.

Section 8 – Other Events

Item 8.01	Other Events.

On December 22, 2004, California Pizza Kitchen, Inc., a Delaware corporation (“CPK Delaware”) issued a press release announcing a change of corporate domicile of California Pizza Kitchen, Inc., a California corporation (“CPK California”) from California to Delaware. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The reincorporation in Delaware was effected through a merger (the “Merger”) of CPK California and CPK Delaware, a corporation formed as a wholly owned subsidiary of CPK California for the purpose of effecting the reincorporation. CPK Delaware was the surviving corporation in the Merger as set forth in the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on December 22, 2004. The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of December 22, 2004, by and between CPK California and CPK Delaware (the “Merger Agreement”), which Merger Agreement was recommended for approval by the board of directors of both CPK California and CPK Delaware and duly approved by the shareholders of CPK California at their 2004 annual meeting on July 28, 2004 and by the sole stockholder of CPK Delaware by written consent.

In connection with the Merger and pursuant to the Merger Agreement: (i) each share of CPK California common stock, par value $0.01 per share, outstanding immediately prior to the effective time of the Merger was automatically converted into one share of CPK Delaware common stock, par value $0.01 per share, with the result that CPK Delaware is now the publicly held corporation and CPK California has been merged out of existence by operation of law; (ii) the shareholders of CPK California immediately prior to the Merger became the stockholders of CPK Delaware immediately after the Merger; (iii) each option to acquire shares of CPK California common stock outstanding immediately prior to the Merger was converted into and became an equivalent option to acquire, upon the same terms and conditions, the equal number of shares of CPK Delaware common stock (whether or not such option was then exercisable) and the exercise price per share under each respective option remained equal to the exercise price per share immediately prior to the Merger; (iv) the Certificate of Incorporation and Bylaws of CPK Delaware immediately prior to the Merger remained the Certificate of Incorporation and Bylaws of CPK Delaware following the Merger; and (v) the directors and officers of CPK California in office immediately prior to the Merger became the directors and officers CPK Delaware following the Merger.

CPK Delaware’s common stock will continue to trade on the Nasdaq National Market under the ticker symbol “CPKI.”

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated December 22, 2004, by and between California Pizza Kitchen, Inc., a Delaware corporation and California Pizza Kitchen, Inc., a California corporation.

3.1	Certificate of Incorporation of California Pizza Kitchen, Inc., a Delaware corporation.

3.2	Bylaws of California Pizza Kitchen, Inc., a Delaware corporation.

4.1	Specimen Common Stock Certificate of California Pizza Kitchen, Inc., a Delaware corporation.

99.1	Press Release, dated December 22, 2004, entitled “California Pizza Kitchen Announces Reincorporation.”

99.2	California Pizza Kitchen, Inc. Employee Stock Purchase Plan adopted on November 2, 1999, as amended through December 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2004	California Pizza Kitchen, Inc. a Delaware corporation

	By:	/s/ LARRY S. FLAX Larry S. Flax Co-Chief Executive Officer, Co-President and Co-Chairman of the Board

	By:	/s/ RICHARD L. ROSENFIELD Richard L. Rosenfield Co-Chief Executive Officer, Co-President and Co-Chairman of the Board

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated December 22, 2004, by and between California Pizza Kitchen, Inc., a Delaware corporation and California Pizza Kitchen, Inc., a California corporation.

3.1	Certificate of Incorporation of California Pizza Kitchen, Inc., a Delaware corporation.

3.2	Bylaws of California Pizza Kitchen, Inc., a Delaware corporation.

4.1	Specimen Common Stock Certificate of California Pizza Kitchen, Inc., a Delaware corporation.

99.1	Press Release, dated December 22, 2004, entitled “California Pizza Kitchen Announces Reincorporation.”

99.2	California Pizza Kitchen, Inc. Employee Stock Purchase Plan adopted on November 2, 1999, as amended through December 22, 2004.

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